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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]


                                                                October 18, 1996

AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey  07962

Capita Preferred Funding L.P.
c/o AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey  07962

Capita Preferred Trust
c/o AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey  07962

Ladies and Gentlemen:

             We have acted as counsel to AT&T Capital Corporation, a Delaware corporation (the "Company"), Capita Preferred Funding L.P., a Delaware limited partnership (the "Partnership") and Capita Preferred Trust, a Delaware business trust (the "Trust") in connection with the preparation and filing by the Company, the Partnership and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (Registration No. 333-11243) (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to (i) the Trust Preferred Securities Guarantee (the "Trust Guarantee") to be issued by the Company to




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AT&T Capital Corporation                  -2-                   October 18, 1996
Capita Preferred Funding L.P.
Capita Preferred Trust



The First National Bank of Chicago, N.A. (the "Bank"), as trustee for the benefit of the holders of the Trust's Trust Originated Preferred Securities (the "Trust Preferred Securities"), (ii) the Partnership Guarantee (the "Partnership Guarantee") to be issued by the Company for the benefit of the holders of the Partnership's Partnership Preferred Securities (the "Partnership Preferred Securities"), (iii) the guarantees (the "Investment Guarantees") to be issued by the Company for the benefit of the holders of debentures (the "Subsidiary Debentures") of two of the Company's wholly owned domestic subsidiaries and (iv) a debenture (the "Company Debenture") of the Company to be issued to the Partnership under an indenture (the "Company Indenture") between the Company and the Bank, as trustee (in such capacity, the "Company Debenture Trustee"), each in the form filed as exhibits to the Registration Statement. The Trust Guarantee, the Partnership Guarantee and the Investment Guarantees are referred to herein collectively as the "Guarantees."

             We have reviewed the corporate action of the Company in connection with the giving of the Guarantees and the issuance and sale of the Company Debenture by the Company and have examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.




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AT&T Capital Corporation                  -3-                   October 18, 1996
Capita Preferred Funding L.P.
Capita Preferred Trust



             In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

             Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

             1. The Trust Guarantee has been duly authorized by the Company and when executed and delivered by the Company, and upon the issuance and sale of the Trust Preferred Securities to the holders of the Trust Preferred Securities in accordance with the Registration Statement, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

             2. The Partnership Guarantee has been duly authorized by the Company and when executed and delivered by the Company, and upon the issuance and sale of the Partnership Preferred Securities to the holders of the Partnership Preferred Securities in accordance with the Registration Statement, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

             3. The Investment Guarantees have been duly authorized by the Company and when executed and delivered by the Company, and upon the issuance and sale of the Subsidiary Debentures to the Partnership in accordance with the Registration Statement, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

             4. The Company Debenture has been duly authorized by the Company and when executed and issued by the Company and upon due execution and delivery of the Indenture by the Company and the issuance and sale of the Company Debenture to the Partnership in accordance with the Registration Statement, assuming due authorization, execution and delivery of the Indenture by the Company Debenture Trustee and due authentication of the Company Debenture by the Company Debenture Trustee, will constitute a valid and legally binding




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AT&T Capital Corporation                  -4-                   October 18, 1996
Capita Preferred Funding L.P.
Capita Preferred Trust


       obligation of the Company enforceable against the Company in accordance with its terms.

             Our opinions set forth in paragraphs 1, 2, 3 and 4 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

             We are members of the bar of the State of New York and do not express any opinion herein as to matters governed by any law other than the laws of the State of New York and the Delaware General Corporation Law.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to the Rule 462(b) Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement.

             This opinion is rendered to you in connection with the above-described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                               Very truly yours,



                                               SIMPSON THACHER & BARTLETT


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